Exhibit 10.42

AMENDMENT NO. 1 TO OPTION AGREEMENTS

December 16, 2008

This Amendment No. 1 to Option Agreements (this “Amendment”) is hereby entered into by and between Palm, Inc. (the “Company”) and Andrew J. Brown (“Mr. Brown”).

WHEREAS, Mr. Brown has been granted options by the Company as set forth on Schedule A attached hereto (the “Options”); and

WHEREAS, it is contemplated that Mr. Brown’s employment with the Company will terminate on or about February 27, 2009.

NOW, THEREFORE, the parties hereto agree as follows:

1. Exercisability of Options. Upon the termination of Mr. Brown’s employment with the Company, the Options, to the extent vested as of the date of Mr. Brown’s termination of employment with the Company (including any options that vest pursuant to the terms of Mr. Brown’s Severance Agreement with the Company to the extent that Mr. Brown is eligible for severance benefits under his Severance Agreement with the Company) will remain exercisable for a period of one (1) year following the date of Mr. Brown’s termination, but in no event will any Option be exercisable later than the expiration of the term of the relevant Option as set forth in the applicable option agreement and/or notice of grant); provided that (1) Mr. Brown complies with all of the terms of his Severance Agreement with the Company (including, without limitation, signing and delivering to the Company a Release of Claims (as defined in the Severance Agreement) satisfactory to the Company) and (2) Mr. Brown complies with all of the terms of his Employee Agreement with the Company. Nothing contained in this Amendment is intended to accelerate, increase or otherwise change the vesting of the Options.

2. Remaining Terms. Except as expressly set forth in Section 1 above regarding the period of exercisability of the Options, the terms and conditions of the Options shall remain in full force and effect and shall not be amended hereby.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first set forth above.

PALM, INC.		ANDREW J. BROWN

By:	/s/ Edward T. Colligan	/s/ Andrew J. Brown
	Edward T. Colligan	Andrew J. Brown
President and CEO

Dated:	12/16/08	Dated:	12/16/08